EXHIBIT 11.1

                                         COMPUTATION OF CONSOLIDATED EARNINGS (LOSS) PER SHARE
                                                (in thousands, except per share amounts)
                                                              (unaudited)

                                                          3rd Quarter Ended          3 Quarters Ended
                                                       -----------------------    -----------------------
                                                       October 8,   October 9,    October 8,   October 9,
                                                       ----------   ----------    ----------   ----------
                                                          1994         1993          1994          1993
                                                       ----------   ----------    ----------   ----------
Earnings before extraordinary loss and
 cumulative effect of change in accounting . . . .     $  51,197     $ 25,209     $ 176,865    $  84,294
Extraordinary loss . . . . . . . . . . . . . . . .       (15,175)      (8,834)      (26,152)     (20,012)
Cumulative effect of change in accounting. . . . .                                              (159,193)
                                                       ----------    --------     ----------   ----------

Net earnings (loss). . . . . . . . . . . . . . . .     $  36,022     $ 16,375     $ 150,713    $ (94,911)
                                                       ----------    --------     ----------   ----------
                                                       ----------    --------     ----------   ----------



PRIMARY <F1>
- -----------
Weighted average common and dilutive
   common equivalent shares:
     Common stock outstanding . . . . . . . . . . .      110,374      106,613       109,491      102,990
     Stock options. . . . . . . . . . . . . . . . .        3,820        3,020         3,635        2,676
                                                       ---------     --------     ---------    ---------
                                                         114,194      109,633       113,126      105,666
                                                       ---------     --------     ---------    ---------
                                                       ---------     --------     ---------    ---------

Primary earnings from operations per share. . . . .    $     .45     $    .23     $    1.56    $     .80
Primary results of extraordinary loss per share . .         (.13)        (.08)         (.23)        (.19)
Primary results of cumulative effect of change
 in accounting. . . . . . . . . . . . . . . . . . .                                                (1.51)
                                                       ---------     ---------    ----------   ---------
Primary net earnings (loss) per share . . . . . . .    $     .32     $    .15     $    1.33    $    (.90)
                                                       ---------     ---------    ----------   ----------
                                                       ---------     ---------    ----------   ----------


FULLY DILUTED <F1>
- -----------------
Weighted average common shares
   and all other dilutive securities:
     Common stock outstanding . . . . . . . . . . .      110,374      106,613       109,491      102,990
     Stock options. . . . . . . . . . . . . . . . .        4,263        3,293         4,356        3,366
     Convertible debt . . . . . . . . . . . . . . .       17,074       10,707        17,074       10,707
                                                       ---------     --------     ---------    ---------
                                                         131,711      120,613       130,921      117,063
                                                       ---------     --------     ---------    ---------
Fully diluted earnings from
   operations per share <F2> . . . . . . . . . . . .    $    .43     $    .23     $    1.45    $     .77
Fully diluted results of extraordinary
   loss per share . . . . . . . . . . . . . . . . .         (.12)        (.07)         (.20)        (.17)
Fully diluted results of cumulative effect of
   change in accounting . . . . . . . . . . . . . .                                                (1.36)
                                                        --------     --------     ---------    ----------
Fully diluted net earnings (loss) per share <F2> . .    $    .31     $    .16     $    1.25    $    (.76)
                                                        --------     --------     ---------    ----------
                                                        --------     --------     ---------    ----------



<F1> The Convertible Junior Subordinated Debentures issued in March
     1991 and the Convertible Junior Subordinated Notes issued in December 1992 are not included in the computation of primary earnings per share since they are not common stock equivalents. They are included in the fully diluted earnings per share calculation for the third quarter and three quarters ended October 8, 1994. The Convertible Junior Subordinated Debentures are not included in the fully diluted per share calculations for the third quarter and three quarters ended October 9, 1993 because they are anti-dilutive.

<F2> Earnings used to calculate fully diluted earnings per share have been adjusted to reflect the tax effected interest expense of $5.1 million and $2.3 million for the quarters ended October 8, 1994 and October 9, 1993 and $12.5 million and $5.7 million for the three quarters ended October 8, 1994 and October 9, 1993 that would have been avoided in connection with the assumed conversion of the dilutive convertible debt issues as of the beginning of each year.

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